UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2010 (March 2, 2010)

AMERICAN REPROGRAPHICS COMPANY
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-32407	20-1700361
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1981 N. Broadway, Suite 385, Walnut Creek, California	94596
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 949-5100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment of Credit and Guaranty Agreement.

On March 2, 2010 (the “Effective Date”), American Reprographics Company (the “Company”) and American Reprographics Company, L.L.C. (the “Borrower”), a subsidiary of the Company, entered into a Fourth Amendment to Credit and Guaranty Agreement (the “Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party to the Amendment. Capitalized terms used below but not otherwise defined have the meanings given to them in the Amendment or, if not defined in the Amendment, in the Credit Agreement (as defined below).

Pursuant to the Amendment, the definition of “Creditable Excess Cash” in the Company’s Credit and Guaranty Agreement dated as of December 6, 2007, as amended (the “Credit Agreement”) was amended to clarify that cash included in this definition is based on Cash and Cash Equivalents of the Company and its Subsidiaries in conformity with GAAP. Prior to the Amendment, the definition of “Creditable Excess Cash” did not include an explicit reference to utilizing Cash and Cash Equivalents in conformity with GAAP.

The description of the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fourth Amendment to Credit and Guaranty Agreement dated as of March 2, 2010 by and among American Reprographics Company, American Reprographics Company, L.L.C., JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other lenders named therein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REPROGRAPHICS COMPANY
Dated: March 5, 2010
	By:	/s/ KUMARAKULASINGAM SURIYAKUAMAR

Kumarakulasingam Suriyakumar
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment to Credit and Guaranty Agreement dated as of March 2, 2010 by and among American Reprographics Company, American Reprographics Company, L.L.C., JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other lenders named therein.